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                                                                    Exhibit 23.5


                                                  December 6, 2005

Boston Capital Real Estate Investment Trust, Inc.
c/o Boston Capital Corporation
One Boston Place, Suite 2100
Boston, MA 02108-4406


RE: CONSENT OF NATIONAL COUNCIL OF REAL ESTATE INVESTMENT FIDUCIARIES


Dear Sirs and Mesdames:

     We understand that Boston Capital Real Estate Investment Trust, Inc. ("the Company") is intending to file a Post-Effective Amendment No. 2 to its Registration Statement on Form S-11 (Registration No. 333-108426) (the "Registration Statement") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), to register the sale of up to 105,000,000 shares of common stock, par value $0.001 per share (the "Shares"), of the Company. On behalf of the National Council of Real Estate Investment Fiduciaries ("NCREIF") and its subsidiaries, we hereby consent to the use of the following information appearing in the Registration Statement and related prospectus ("Prospectus"), and any amendments or supplements thereto, to be filed with the Securities and Exchange Commission for the registration of the Shares of the Company:

     o the information contained in the chart titled "Return on Investment by Property Type Compared to Selected Indexes (1990-2004)" under the caption titled "Consistent Annual Risk-Adjusted Returns - Low Volatility".

     In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                            [Signature Page Follows]


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                                    NATIONAL COUNCIL OF REAL ESTATE INVESTMENT
                                    FIDUCIARIES


                                    By: /s/ STACY A. GASKINS
                                        -----------------------
                                    Name:    Stacy A. Gaskins
                                    Title:   Chief Operating Officer


                                    Date:  December 6, 2005